Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of SpectRx, Inc. Post-Effective Amendment No. 1 on Form S-1 to Form S-2 of our report dated February 20, 2004 (with respect to Note 14, March26, 2004) relating to our audit of the 2003 consolidated financial statements of SpectRx, Inc. We also consent to the reference to our firm in the "Experts" section of this Registration Statement.

/s/ Eisner LLP

New York, New York

August 27, 2004